UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

PROXY STATEMENT

Chesney House

96 Pitts Bay Road

Pembroke HM 08, Bermuda

ANNUAL GENERAL MEETING — May 12, 2006

To the Shareholders of PartnerRe Ltd.:

You are cordially invited to attend the Annual General Meeting of your Company to be held at 1:30 p.m. local time on Friday, May 12, 2006 at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda.

A report on the current affairs of the Company will be presented at the Annual General Meeting and shareholders will have an opportunity for questions and comments.

It is earnestly requested that you complete, sign, date and mail the enclosed form of proxy in the enclosed business reply envelope or vote electronically via the internet or telephone, whether or not you plan to attend the Annual General Meeting. See “General Information About the 2006 Annual General Meeting of Shareholders” in the Proxy Statement for more details.

Prompt return of your form of proxy will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the Annual General Meeting or vote in person if you attend.

We are grateful for your assistance and express our appreciation in advance.

Sincerely yours,

John A. Rollwagen

Chairman of the Board of Directors

March 31, 2006

IMPORTANT:	PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE. THE ANNUAL GENERAL MEETING DATE IS MAY 12, 2006.

Chesney House

96 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 12, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of PartnerRe Ltd. (the “Company”) will be held at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, on Friday, May 12, 2006, at 1:30 p.m. local time, for the following purposes:

1.	To elect three (3) directors to hold office until the annual general meeting of shareholders in the year 2009 or until their respective successors have been duly elected;

2.	To re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2007 annual general meeting and to refer the determination of auditors’ remuneration to the Board of Directors; and

3.	To consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 17, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

March 31, 2006

PROXY STATEMENT

Page
GENERAL INFORMATION	1
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY	5
Executive Officer and Director Biographies	5
Former Directors and Executive Officers	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	9
Directors and Officers	9
Other Beneficial Owners	10
Section 16(a) Beneficial Ownership Reporting Compliance	11
CORPORATE GOVERNANCE	12
Board Classification	12
Meetings and Committees of the Board	12
Insurance	12
Communication with Directors	12
Significant Board Practices	12
Board Independence and Expertise	13
Director Qualifications	14
Code Of Business Conduct And Ethics	14
Corporate Governance Principles And Application Guidelines	14
COMMITTEES OF THE BOARD OF DIRECTORS	15
AUDIT COMMITTEE	16
Report Of The Audit Committee	16
COMPENSATION COMMITTEE	17
FINANCE & RISK MANAGEMENT COMMITTEE	17
HUMAN RESOURCES COMMITTEE	18
NOMINATING & GOVERNANCE COMMITTEE	18
CORPORATE DOCUMENTATION	19
DIRECTOR COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
EXECUTIVE COMPENSATION	22
Report of the Compensation Committee On Executive Compensation	22
Executive Compensation Tables	25
EXECUTIVE EMPLOYMENT ARRANGEMENTS	29
EQUITY COMPENSATION PLAN INFORMATION	31
PERFORMANCE GRAPH	32
PRINCIPAL ACCOUNTANT FEES AND SERVICES	33
PROPOSAL 1—Elect Three (3) Directors to Hold Office Until the Annual General Meeting of Shareholders in the Year 2009 or Until Their Respective Successors Have Been Duly Elected	34
PROPOSAL 2—Re-appoint Deloitte & Touche, the Independent Registered Public Accounting Firm, as the Company’s Independent Auditors for the Ensuing Period Ending with the 2007 Annual General Meeting and to Refer the Determination of Auditors’ Remuneration to the Board of Directors	36
APPENDIX I—Audit Committee Charter	AI 1
APPENDIX II—Audit Committee Pre-Approval Policies and Procedures	AII 1

PROXY STATEMENT

PARTNERRE LTD.

Annual General Meeting of Shareholders

May 12, 2006

GENERAL INFORMATION ABOUT THE 2006

ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PartnerRe Ltd. (the “Company”) of proxies from holders of the Company’s common shares, par value US$1.00 per share (the “Common Shares”). The proxies will be voted at the Annual General Meeting of Shareholders to be held at 1:30 p.m. local time on May 12, 2006 at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, and at any adjournment or adjournments thereof (the “Annual General Meeting”).

The primary mailing address for the Company is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). The Notice of Annual General Meeting of Shareholders, the Proxy Statement and the accompanying form of proxy were first transmitted to shareholders of the Company on or about March 31, 2006. A copy of the Company’s Annual Report for the year ended December 31, 2005 is being mailed to shareholders together with this Proxy Statement. These documents may also be viewed on the Company’s website at www.partnerre.com.

WHO IS ENTITLED TO VOTE?

All shareholders may vote provided they owned Common Shares of the Company as of the close of business on March 17, 2006 (the “Record Date”). Each common share held at the Record Date entitles the holder to one vote on each matter to be voted on. As of the Record Date, the Company had an aggregate of 56,741,547 common shares issued and outstanding.

IS THE ABILITY TO VOTE LIMITED?

If a shareholder constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the outstanding Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company’s Bye-Laws.

WHAT AM I VOTING ON?

Shareholders will be asked to:

(i)	Elect three (3) directors to serve on the Board of Directors until the annual general meeting of shareholders in the year 2009 or until their respective successors have been duly elected; and

(ii)	Re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2007 annual general meeting and to refer the determination of auditors’ remuneration to the Board of Directors.

Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

WHAT OTHER MATTERS MAY BE VOTED ON AT THE ANNUAL GENERAL MEETING?

At the date of this Proxy Statement, management has no knowledge of any business, other than that described in this Proxy Statement, which will be presented for consideration at the Annual General Meeting. In the event any other business is properly presented at the Annual General Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment.

WHAT DOES SOLICITATION OF PROXIES MEAN?

The Board encourages all shareholders who do not expect to attend the Annual General Meeting in person to vote. If shareholders are unable to attend they can request that another individual attend the Annual General Meeting and vote on their behalf in accordance with the shareholders’ request. This person is referred to as a proxy. The process by which the board requests individuals to appoint a proxy is referred to as the solicitation of proxies.

HOW DO I APPOINT A PROXY AND HOW DO I INSTRUCT HIM/HER HOW TO VOTE ON MY BEHALF?

By completing the attached form of proxy and signing, dating and returning it in the envelope provided shareholders will be authorising their proxy to attend the Annual General Meeting and to vote on their behalf and in accordance with their request.

WHO WILL BE MY PROXY?

John A. Rollwagen, the Chairman of the Board and Patrick A. Thiele, the President and Chief Executive Officer of the Company, have been designated as proxies by the Board and will therefore vote on behalf of the shareholder and in accordance with his or her request.

CAN I APPOINT SOMEONE ELSE TO BE MY PROXY?

If shareholders are registered, meaning that they hold Common Shares in certificate form or through an account with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), they may appoint another individual to represent them at the Annual General Meeting by contacting Computershare in writing and indicating who will represent the shareholder at the Annual General Meeting, before the time of the Annual General Meeting. The individual must provide valid picture identification. It is the responsibility of the shareholder appointing some other person to represent him or her to inform such person of this appointment. If the shareholder holds Common Shares through an account with a bank or broker they should contact their bank or broker to obtain instructions on how to appoint someone else as proxy.

HOW DO I VOTE PRIOR TO THE ANNUAL GENERAL MEETING?

Registered shareholders have three voting options:

(i)	Over the Internet, which the Company encourages if the shareholder has Internet access, at the address shown on the form of proxy;

(ii)	By telephone, through the number shown on the form of proxy; or

(iii)	By mail, by completing, signing and returning the enclosed form of proxy.

If shareholders hold Common Shares through an account with a bank or broker, the ability to vote by telephone or the Internet depends on the voting procedures. Shareholders should follow the instructions that the bank or broker provides.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

In order for the Company to proceed with the transaction of business at the Annual General Meeting, the holders of 25% of the outstanding Common Shares as of the Record Date must have voted prior to the meeting or be present in person or by proxy. This is referred to as a quorum.

Common Shares will be counted as quorum if the Shareholder:

(i)	Attends the Annual General Meeting and votes in person;

(ii)	Properly returns a proxy by Internet, telephone or mail; or

(iii)	Indicates on the form of proxy that he or she abstains or the vote is recorded as a broker non-vote.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

All matters to be voted on in this Proxy Statement (including any matters that properly come before the Annual General Meeting) will be decided by a simple majority of votes cast. If the Common Shares are held by a broker who does not indicate how to vote on a particular matter that comes up for a vote at the Annual General Meeting or if the shareholder abstains from voting on a particular matter that comes up for a vote at the Annual General Meeting, the Common Shares will be treated as not entitled to vote on that matter for purposes of determining whether the matter has been approved.

WHAT IF I RETURN MY FORM OF PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Forms of proxy that are signed and returned but do not contain instructions will be voted in favor of the proposals set forth in the Notice of Annual General Meeting.

WILL MY COMMON SHARES BE VOTED IF I DO NOT PROVIDE MY FORM OF PROXY?

If the shareholder is a registered shareholder and does not sign and return the form of proxy or vote by telephone or over the internet, he or she must attend the Annual General Meeting in order to vote. If Common Shares are held through an account with a bank or broker, they may be voted even if no voting instructions are provided by the shareholder on form of proxy. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of Deloitte & Touche as the Company’s independent auditors are considered routine matters for which brokerage firms may vote without specific instructions.

CAN I CHANGE MY MIND AFTER I VOTE?

Shareholders may change their vote at any time prior to the Annual General Meeting. Shareholders may do this by:

(i)	Signing another form of proxy with a later date and returning it to the Company’s transfer agent, Computershare, if they are a registered shareholder or to their bank or broker before the Annual General Meeting;

(ii)	Voting again by telephone or over the Internet prior to 1:00 a.m. Central Time on May 12, 2006; or

(iii)	Voting at the Annual General Meeting if the shareholder is a registered shareholder or has obtained a legal proxy from his or her bank or broker.

If a shareholder changes his or her mind and intends to vote at the Annual General Meeting, he or she must provide the Secretary of the Company oral or written notice either at or prior to the Annual General Meeting as attendance at the Annual General Meeting by a shareholder who has completed and returned a form of proxy will not necessarily mean that such person has changed his or her mind.

HOW DOES THE BOARD SOLICIT PROXIES?

Proxies will be solicited initially by mail. Directors, officers and employees of the Company may make further solicitation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services.

If the shareholder holds Common Shares through an account with a bank or broker they will be requested to forward the proxy materials to the beneficial owners of the Common Shares as of the Record Date. Such bank or broker will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

The Company will bear all of the costs of the solicitation of proxies for use at the Annual General Meeting.

Shareholders voting via the internet or by telephone from outside the United States and Canada should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the shareholder. There are separate internet and telephone voting arrangements depending upon whether Common Shares are registered in the shareholder’s name or in the name of a bank or broker.

MAY I VOTE AT THE ANNUAL GENERAL MEETING?

If a shareholder is a registered shareholder he or she may vote at the Annual General Meeting if he or she attends in person. If the shareholder holds his or her Common Shares through an account with a bank or broker, he or she must obtain a legal proxy from the bank or broker in order to vote at the Annual General Meeting. A legal proxy is an authorization from the bank or broker to vote the Common Shares it holds in its name for the benefit of the shareholder on the records of the Company’s transfer agent. Even if a shareholder plans to attend the Annual General Meeting, the Company encourages such shareholder to vote his or her Common Shares by proxy. As detailed above the shareholder may vote by proxy through the Internet, by telephone or by mail.

CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all holders of outstanding Common Shares as of the Record Date.

To attend the Annual General Meeting, all shareholders will need to bring valid picture identification. If the shareholder holds Common Shares through an account with a bank or broker, they need to contact the bank or broker and request a legal proxy, which will serve as an admission ticket. IF A SHAREHOLDER DOES NOT HAVE VALID PICTURE IDENTIFICATION AND A LEGAL PROXY (IF REQUIRED), THEY MAY NOT BE ADMITTED TO THE ANNUAL GENERAL MEETING.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

It indicates that the shareholder’s Common Shares are registered differently and are in more than one account. To ensure that all Common Shares are voted, please either vote each account by telephone or on the Internet, or sign and return all forms of proxy. The Company encourages shareholders to register all their accounts in the same name and address. Registered shareholders may contact the Company’s transfer agent, Computershare, at the telephone number provided on the form of proxy. Those holding Common Shares through a bank or broker should contact the bank or broker and request consolidation.

HOW DO I MAKE A PROPOSAL FOR THE COMPANY’S 2007 ANNUAL GENERAL MEETING?

If a shareholder wants to propose any matter for a vote by the Company’s shareholders at the Company’s 2007 annual general meeting, he or she must send his or her proposal to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The Company may omit the proposal from next year’s Proxy Statement if it is not received by the Secretary at the address noted above 120 days prior to the first anniversary of the Company’s 2006 Proxy Statement or if it does not comply with applicable SEC requirements.

CAN I MAKE A PROPOSAL AT COMPANY’S 2007 ANNUAL GENERAL MEETING?

If a shareholder proposal is introduced at the 2007 annual general meeting without any discussion of the proposal in the Company’s proxy statement and the shareholder does not notify the Company 45 days prior to the first anniversary of the Company’s 2006 Proxy Statement as required by Exchange Act Rule 14a-4 (c)(1) of the intent to raise such proposal at the annual general meeting, then such proxies received by the Company for the 2007 annual general meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the paragraph above.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth the names, ages and titles of the persons who were directors and executive officers of the Company as of the Record Date.

Name	Age	Position
Patrick A. Thiele (a)(3)(4)	55	President, Chief Executive Officer & Director
Albert A. Benchimol (a)	48	Executive Vice President & Chief Financial Officer
Bruno Meyenhofer (a)	57	Chief Executive Officer, PartnerRe Global
Scott D. Moore (a)	53	Chief Executive Officer, PartnerRe U.S.
John A. Rollwagen (3)(5)	65	Chairman of the Board of Directors
Vito H. Baumgartner (1)(2)(4)	65	Director
Robert M. Baylis (3)(5)	67	Director
Judith Hanratty (3)(5)	62	Director
Jan H. Holsboer (1)(5)	59	Director
Jean-Paul Montupet (2)(3)(4)	58	Director
Rémy Sautter (1)(5)	60	Director
Kevin M. Twomey (1)(2)(4)	59	Director
Jürgen Zech (1)(2)(4)	66	Director

(a)	Executive Officer.
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Finance & Risk Management Committee.
(4)	Member of the Human Resources Committee.
(5)	Member of the Nominating & Governance Committee.

Executive Officer and Director Biographies

The following information gives details of the business experience for each of the directors and executive officers.

Patrick A. Thiele joined the Company on December 1, 2000 as President and Chief Executive Officer and was appointed to the Board at the same time. He is a member of the Company’s Human Resources Committee and the Finance & Risk Management Committee. Mr. Thiele was employed by CGNU from 1999 to 2000 and served as Managing Director, Group Office. From 1978 to 1998 Mr. Thiele was employed by The St. Paul Companies and served as President and Chief Executive Officer of the worldwide insurance operations from 1996 to 1998. Prior to that, Mr. Thiele was Chief Financial Officer of The St. Paul Companies from 1991 to 1996. Mr. Thiele was also a member of the Board of Directors of The St. Paul Companies and John Nuveen & Co., its investment subsidiary. Mr. Thiele is on the Board of Overseers of the School of Risk Management and Actuarial Science, St. John’s Campus, New York.

Albert A. Benchimol joined the Company on April 1, 2000 as Executive Vice President and Chief Financial Officer. Mr. Benchimol was employed by Reliance Group Holdings, Inc. from 1989 to 2000. He served as Senior Vice President and Treasurer from 1998 to 2000 and as Vice President and Treasurer from 1994 to 1998. From 1989 to 1994, Mr. Benchimol served as Vice President and Assistant Treasurer. Prior to that, Mr. Benchimol was employed by Bank of Montreal from 1982 to 1989. In June 2001, Reliance Group Holdings filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

Bruno Meyenhofer joined the Company on January 1, 1999 as Executive Vice President upon the acquisition of the reinsurance operations of Winterthur Insurance Company and became the Chief Operating Officer, Global Reinsurance Operations on April 1, 1999. Effective February 2002 Mr. Meyenhofer was

appointed as Chief Executive Officer, PartnerRe Global. Mr. Meyenhofer was a member of the Group Executive Board of Winterthur Insurance Company from 1997 to 1998 and was responsible for reinsurance operations and Group Risk management and prior to that was Senior Vice President, Reinsurance for Winterthur Insurance Company from 1993.

Scott D. Moore joined the Company on December 11, 1993 and in 1998 became the President and Chief Executive Officer of PartnerRe U.S., prior to which he was Executive Vice President and Chief Financial Officer of the Company. Mr. Moore was employed by Crum & Forster Insurance from March 1 to December 10, 1993 as Senior Vice President and Chief Financial Officer, and from June 1991 to February 1993 he served as Senior Vice President and Chief Financial Officer of Skandia America Corporation. From 1978 to 1991, Mr. Moore was employed by Coopers & Lybrand, where he was an insurance industry specialist partner.

John A. Rollwagen has served as a director since May 2001 and has been Chairman of the Board since May 2002. In addition, Mr. Rollwagen is Chairman of the Company’s Nominating & Governance Committee and a member of the Company’s Finance & Risk Management Committee. From 1975 to 1993 Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc., a Fortune 500 company, and since 1993 he has been an investor and business advisor specializing in information technology. Mr. Rollwagen served as a principal of Quatris Fund, an affiliate fund of St. Paul Venture Capital from October 2000 until November 2005 when he retired. Mr. Rollwagen is currently Chairman of Cardtronic Inc. and is a director of Algos Corp., and Cassatt Corp. (formerly known as Unlimited Scale Inc.). Mr. Rollwagen was also a director of Computer Network Technology Inc. and Lexar Media until retiring from both positions in June 2005.

Vito H. Baumgartner was appointed to the Board in November 2003 and is a member of the Company’s Audit Committee, Human Resources Committee and Compensation Committee. Mr. Baumgartner serves as Vice Chairman to both the Human Resources Committee and Compensation Committee. Until he retired in January 2004, Mr. Baumgartner was a Group President and Executive Office member of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. Mr. Baumgartner is a Director of AB SKF, Inc. (Sweden), Scania AB (Sweden) and Northern Trust Global Services Ltd. (UK).

Robert M. Baylis has served as a director since May 2000 and is the Chairman of the Company’s Finance & Risk Management Committee and a member of the Company’s Nominating & Governance Committee. Mr. Baylis was Vice Chairman of CS First Boston, a position he held until 1996, and prior to his retirement was Chairman and Chief Executive Officer of CS First Boston Pacific Inc. Mr. Baylis is a director of New York Life Insurance Company, Host Marriott Corporation, Covance, Inc. and Chairman of the Board for Gildan Activewear, Inc. He is an overseer of the University of Pennsylvania Museum and a Trustee of the Rubin Museum of Art. Mr. Baylis is a member of the Advisory Council of the Economics Department of Princeton University and is a Chartered Financial Analyst.

Judith Hanratty was appointed to the Board on January 1, 2005 and is a member of the Company’s Nominating & Governance Committee and the Finance & Risk Management Committee. From 1986 until 2003, Ms. Hanratty served in various Board and Corporate Secretarial positions for the British Petroleum Group (“BP”) with the final position as Company Secretary for BP from 1994 to 2003. During the time with BP Ms. Hanratty also served as Chairman and Chief Executive Officer of the Tanker Insurance Company, Limited from 1988 to 1995. Ms. Hanratty is currently a Member of the Council of Lloyd’s of London. Ms. Hanratty is a non-executive Director of Charles Taylor Consulting plc, the British Standards Institution and the Gas and Electricity Markets Authority. Ms. Hanratty is admitted to practice as a barrister in New Zealand, Australia and England (Inner Temple) and is Chairman of the Commonwealth Institute. She is also an Honorary Fellow, and former Trustee, of Lucy Cavendish College, Cambridge and a Fellow of the Royal Society for the Arts, Manufactures and Commerce. Ms. Hanratty retired as non-executive director of Partnerships UK plc. in July 2005 and as non-executive chairman of the College of Law in November 2005. Ms. Hanratty was awarded the OBE in 2002 for services to the oil and gas industry in the United Kingdom.

Jan H. Holsboer has served as a director since May 2000 and is a member of the Company’s Audit Committee and the Nominating & Governance Committee. Mr. Holsboer was a member of the Executive Board of ING/Nationale-Nederlanden and was primarily responsible for its International Operations from 1990 to 1999. From 1997 to 1999 Mr. Holsboer was Chairman of the Executive Committee Financial Services International of ING Group with oversight of all its insurance, retail bank and asset management products outside the Benelux, including all of ING’s reinsurance activities. During this period Mr. Holsboer was also a member of the Executive Board of ING Bank. Mr. Holsboer was a Board member of the International Insurance Society from 1994 to 1999 and has been a member of the Geneva Association since 1986. Mr. Holsboer served as President of the Association from 1993 to 1999, as Honorary President from 2000 and was Co-Chairman of the Geneva Association Task Force on International Accounting Standards from 2003 to 2005. Mr. Holsboer is an Executive Board Member of Univar N.V. and a supervisory director of Atradius N.V., TD Waterhouse Bank N.V. and Yura International/Vittoria Capital Holding BV. Mr. Holsboer also serves as Chairman of the Board for both Stichting Vie d’Or and Vereniging Pro Senectute. Mr. Holsboer is Vice Chairman of the Amsterdam Institute of Finance.

Jean-Paul Montupet has served as a director of the Company since February 2002 and is the Chairman of the Human Resources Committee and the Compensation Committee and is a member of the Finance & Risk Management Committee. Mr. Montupet has been an Executive Vice President of Emerson since 1990 and is currently responsible for Emerson’s Industrial Automation Business as well as being an Advisory Director of Emerson Electric Co. and President of Emerson Europe. He joined Emerson in 1989 and has held various positions of responsibility, including Chairman of Emerson Asia-Pacific. From 1982 to 1989 Mr. Montupet was a Member of the Board and Director of North American Operations of Leroy Somer. Mr. Montupet is also Member of the Board of Governors of NEMA (National Electrical Manufacturers Association).

Rémy Sautter has served as a director of the Company since November 2001 and is Vice Chairman of the Company’s Audit Committee and is a member of the Company’s Nominating & Governance Committee. From 1996 to 2000 Mr. Sautter was President and Chief Executive Officer of CLT-UFA Group. From 1985 to 1996 Mr. Sautter was Vice-Chairman and Managing Director of RTL Radio, France and in 1989 he was appointed as Managing Director in charge of CLT radio activities. Mr. Sautter is Chairman of the Board for RTL Radio, France and Vice-Chairman of the Board for Channel 5, UK. Mr. Sautter also serves as a non-executive director of M6 Television (Paris), Pages Jaunes (Paris), and Taylor Nelson Sofres plc. (London) and as a non-voting director of Thompson Multimédia P.L.C. and is Operating Partner of Duke Street Capital (London).

Kevin M. Twomey has served as a director since May 2003 and is Chairman of the Company’s Audit Committee and is a member of both the Company’s Human Resources Committee and Compensation Committee. Mr. Twomey has been the President of The St. Joe Company since January 1999 and was the Chief Financial Officer until March 2005. In February 2000 Mr. Twomey was appointed Chief Operating Officer for The St. Joe Company. In December 2004 Mr. Twomey became a Director of Intergraph Corporation. Prior to joining The St. Joe Company, Mr. Twomey was Vice Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahmanson in 1993, Mr. Twomey was Chief Financial Officer at First Gibraltar Bank, a company owned by MacAndrews and Forbes Holdings of New York. Mr. Twomey also held management positions with Mcorp and Bank of America.

Jürgen Zech has served as a director since August 2002 and is a member of the Company’s Audit Committee, Human Resources Committee and Compensation Committee. At the end of 2001 Dr. Zech retired as Chairman of the Board of Management of the insurance group Gerling-Konzern Versicherungs-Beteiligungs-AG, a post he assumed in 1996, having previously served as Vice-Chairman since 1993. From 1986 Dr. Zech was employed by the reinsurance group Kölnische Rückversicherungs-Gesellschaft AG, Cologne where he served as Chairman of the Board of Executive Directors from 1987 to 1992 and as Vice-Chairman of their subsidiary, Cologne Re. Prior to joining Kölnische Rückversicherungs-Gesellschaft AG, Dr. Zech was with Colonia Versicherung AG, Cologne where he served as a member of the Board of Executive Directors from 1975 to 1985.

Dr. Zech has retired from the board of directors of Sauerborn Trust AG, Barclays plc, Barclays Bank plc, ATIS-REAL SA, Adyal SA and Oviesse GmbH. Dr. Zech serves as a non-executive director for Misys plc. Dr. Zech is chairman of Denkwerk GmbH and is also on the Board of Directors of Seeburger AG and Quarzwerk GmbH. Dr. Zech holds a Doctorate in Business Economics from the University of Cologne, an MBA from Insead and is Chairman of the Cultural Initiative of German Industry (BDJ).

Former Directors and Executive Officers

Mr. Lucio Stanca served as director of the Company from May 12, 1998 until January 28, 2005 and was a member of the Company’s Human Resources Committee, Nominating & Governance Committee and Compensation Committee. In July 2001 Mr. Stanca was appointed as Minister of Innovation and Technology in the Italian Government. Mr. Stanca was Executive Chairman of IBM EMEA (Europe, Middle East and Africa) from 1994 until his retirement in 2001. From 1991 until 1994 Mr. Stanca was Chairman and Chief Executive Officer of IBM SEMEA (South Europe, Middle East and Africa). Mr. Stanca worked with IBM in both Europe and the USA from 1968. Mr. Stanca was also a director of FILA and the Bocconi University in Milan. With regret the Company accepted the resignation of Mr. Stanca from the Board effective January 28, 2005. Mr. Stanca’s resignation was the result of Italian legislation that imposes restrictions on senior members of the national Government from being Board Members of any commercial enterprise. Mr. Stanca’s resignation creates a vacancy on the board which, for the time being, will not be filled. No search is currently being undertaken to recruit a new director.

Mark Pabst joined the Company on July 16, 2001 as Executive Vice President, Corporate Affairs. From 1992 until 2001 Mr. Pabst was President of St. Paul International and from 1988 to 1992 he was employed by The St. Paul Companies Inc. as Senior Vice President, Human Resources. Prior to joining The St. Paul Companies, Mr. Pabst was employed as the Managing Director of Human Resources at MCorp from 1982 until 1988. With regret the Company accepted Mr. Pabst’s decision to retire effective February 28, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND DIRECTORS

Directors and Officers

The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of all directors and executive officers of the Company. The Common Shares owned by all directors and current executive officers as a group constitute approximately 2.01% of the outstanding Common Shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Patrick A. Thiele	407,645	(1)	*
Albert A. Benchimol	124,681	(2)	*
Bruno Meyenhofer	176,491	(3)	*
Scott D. Moore	190,206	(4)	*
John A. Rollwagen	46,370	(5)	*
Vito H. Baumgartner	15,920	(6)	*
Robert M. Baylis	47,393	(7)	*
Judith Hanratty	8,830	(8)	*
Jan H. Holsboer	44,861	(9)	*
Jean-Paul Montupet	27,765	(10)	*
Rémy Sautter	27,535	(11)	*
Kevin M. Twomey	20,747	(12)	*
Jürgen Zech	28,530	(13)	*
All directors and executive officers (13 total)	1,166,974		2.01%

*	Denotes beneficial ownership of less than 1%

(1)	Mr. Thiele holds options to purchase 451,670 Common Shares, 367,074 of which are currently exercisable. In December 2002 Mr. Thiele was granted 10,000 shares of restricted stock which vested 100% in December 2004. In 2003, Mr. Thiele was granted 5,000 shares of restricted stock of which 1,667 vested in February 2005 and a further 1,667 vested in February 2006. The remaining 1,666 will vest in February 2007. In February 2005 Mr. Thiele deferred 50% of his annual incentive and received an equivalent value in fully vested restricted share units representing 14,470 Common Shares. These are subject to a restriction upon delivery. In addition, Mr. Thiele has acquired 2,367 Common Shares under the Company’s Employee Share Purchase Plan and holds an additional 10,400 Common Shares.
(2)	Mr. Benchimol holds options to purchase 196,435 Common Shares, 123,254 of which are currently exercisable. Mr. Benchimol has acquired 1,427 Common Shares under the Company’s Employee Share Purchase Plan.
(3)	Mr. Meyenhofer holds options to purchase 246,735 Common Shares, of which 173,554 are currently exercisable. In February 2006 Mr. Meyenhofer deferred 50% of his annual incentive and received an equivalent value in fully vested restricted share units representing 1,005 Common Shares. In addition, Mr. Meyenhofer has acquired 1,932 Common Shares under the Company’s Employee Share Purchase Plan and Swiss Share Purchase Plan.
(4)	Mr. Moore holds options to purchase 182,250 Common Shares, 159,130 of which are currently exercisable. Mr. Moore also holds 31,076 Common Shares.
(5)	Mr. Rollwagen holds options to purchase 32,622 Common Shares, all of which are currently exercisable. In addition, Mr. Rollwagen has been granted 12,748 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant. Mr. Rollwagen also holds 1,000 Common Shares.
(6)	Mr. Baumgartner holds options to purchase 12,256 Common Shares, all of which are currently exercisable. Mr. Baumgartner has been granted 3,664 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.

(7)	Mr. Baylis holds options to purchase 38,131 Common Shares, all of which are currently exercisable. In addition, Mr. Baylis has been granted 673 Common Shares and 6,589 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant. Mr. Baylis also holds 2,000 Common Shares.
(8)	Ms. Hanratty holds 7,006 options to purchase Common Shares, all of which are currently exercisable. In addition, Ms. Hanratty has been granted 1,824 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.
(9)	Mr. Holsboer holds options to purchase 38,131 Common Shares, all of which are currently exercisable. In addition, Mr. Holsboer has been granted 1,197 Common Shares and 5,533 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.
(10)	Mr. Montupet holds options to purchase 22,131 Common Shares, all of which are currently exercisable. In addition, Mr. Montupet has been granted 1,416 Common Shares and 4,218 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.
(11)	Mr. Sautter holds options to purchase 22,131 Common Shares, all of which are vested but of which 8,000 are currently not exercisable. In addition, Mr. Sautter has been granted 5,404 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.
(12)	Mr. Twomey holds options to purchase 14,131 Common Shares, all of which are currently exercisable. In addition, Mr. Twomey has been granted 5,616 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant. Mr. Twomey also holds 1,000 Common Shares.
(13)	Dr. Zech holds options to purchase 22,131 Common Shares, all of which are currently exercisable. In addition, Dr. Zech has been granted 379 Common Shares and 6,020 restricted share units, which are immediately vested with a delivery date restriction of 5 years from date of grant.

Other Beneficial Owners

The following table sets forth information regarding each person (including corporate groups) known by the Company to own of record or beneficially own more than five percent of the Company’s outstanding Common Shares as of the dates indicated below. The shares detailed in the table below are not necessarily owned by the entities named but may be owned by accounts under the discretionary investment of those entities and therefore those entities are required to report the information pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”). The information contained in the table below is based on reports on Schedule 13G filed with the SEC prior to the Record Date relating to the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109, U.S.A.	5,694,826	(1)	10.08%

Capital Group International, Inc. 11100 Santa Monica Blvd Los Angeles, CA 90025, U.S.A.	5,334,620	(2)	9.7%

Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302, U.S.A.	4,962,659	(3)	9.48%

AXA Financial Inc. 1290 Avenue of the Americas New York, NY 10104, U.S.A.	4,753,511	(4)	8.4%

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071, U.S.A.	4,004,150	(5)	7.3%

Capital International Limited 11100 Santa Monica Blvd Los Angeles, CA 90025, U.S.A.	3,620,360	(6)	6.6%

(1)	As of December 31, 2005, based on a report on Schedule 13G filed by FMR Corp. with the U.S. Securities and Exchange Commission on February 14, 2006, FMR Corp. with its affiliates are deemed to be the beneficial owners and have sole dispositive power over 5,694,826 Common Shares.
(2)	As of December 30, 2005, based on a joint statement on Schedule 13G filed by Capital Group International, Inc. (“Capital Group”) and Capital International Limited with the U.S. Securities and Exchange Commission on February 9, 2006, Capital Group does not have investment power or voting power over, but may be deemed to beneficially own, 5,334,620 Common Shares.
(3)	As of December 30, 2005, based on a report on Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) with the U.S. Securities and Exchange Commission on February 14, 2006, Lord Abbett beneficially owns and has sole dispositive power over 4,962,659 Common Shares.
(4)	As of December 31, 2005, based on a report on Schedule 13G filed by AXA Financial Inc. and others with the U.S. Securities and Exchange Commission on February 14, 2006, AXA Financial Inc. with its affiliates are deemed to be the beneficial owners of 4,753,511 Common Shares. The Schedule 13G filed by AXA Financial Inc. is pursuant to a Joint Filing Agreement among AXA Financial, Inc., AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. The report on Schedule 13G was filed on behalf of each of the entities.
(5)	As of December 30, 2005, based on a report on Schedule 13G filed by Capital Research and Management Company (“Capital Research”) with the U.S. Securities and Exchange Commission on February 10, 2006, Capital Research is deemed to be the beneficial owner of 4,004,150 Common Shares.
(6)	As of December 30, 2005, based on a joint statement on Schedule 13G filed by Capital Group International, Inc. and Capital International Limited (“Capital International”) with the U.S. Securities and Exchange Commission on February 9, 2006, Capital International is deemed to be the beneficial owner of 3,620,360 Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. As a practical matter the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

To the Company’s knowledge, based solely on a review of the reports filed and written representations received from the persons subject to Section 16(a), no other reports were required, and no director or executive officer of the Company failed to file their required reports on a timely basis during 2005 except that Mr. Pabst, then an executive officer of the Company, was late in filing his Form 4 reporting the acquisition of certain shares of the Company as of December 31, 2004.

CORPORATE GOVERNANCE

Board Classification

The Company’s Board is divided into three classes as follows: the first class, whose term expires at the Annual General Meeting, is comprised of Robert M. Baylis, Jan H. Holsboer and Kevin M. Twomey. The second class, whose term expires at the 2007 annual general meeting of the Company’s shareholders, is comprised of Vito H. Baumgartner, Jean-Paul Montupet and John A. Rollwagen. The third class, whose term expires at the 2008 annual general meeting of the Company’s shareholders, is comprised of Judith Hanratty, Rémy Sautter, Patrick A. Thiele and Jürgen Zech. If elected, Messrs. Robert M. Baylis, Jan H. Holsboer and Kevin M. Twomey will continue to serve as the first class of directors, and their term will expire at the 2009 annual general meeting of shareholders.

Meetings and Committees of the Board

The Board held five meetings in 2005. The directors attended all of the Board meetings in 2005. All directors attended at least 75% of the meetings held by the committees of the Board of which such director was a member. The Board has not appointed a Lead Director as an independent, non-management director holds the position of Chairman. All directors attended the 2005 Annual General Meeting.

Insurance

The Company purchases director and officer insurance. The primary underwriter on the policy is Hartford Fire Insurance Company. The policy period runs from April 1st to March 31st and is currently being negotiated for the period commencing April 1, 2006. The current annual cost of this coverage is $2,300,000.

Communication with Directors

The Company has adopted a process by which shareholders may communicate with the Company’s directors. Any shareholder wishing to do so may write to the Board at the Company’s principal business address, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of the individual director or the Secretary to the Board. The Secretary to the Board’s office opens all such correspondence. The Secretary to the Board reports directly to the Chairman of the Board, Mr. John A. Rollwagen. All correspondence will be forwarded to the relevant director, except for items unrelated to the functions of the Board, business solicitations or advertisements.

Significant Board Practices

Executive Session

At every physical board meeting there is an executive session held where Mr. Patrick Thiele, the Chief Executive Officer, is excused. In 2005, four of these sessions occurred. The non-management board members are then at liberty to raise whatever issues they wish. Prior to each meeting the board members are polled by the Secretary to the Board acting for the Chairman about any topics or issues they wish to raise during this executive session.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting. In addition an annual agenda is set in advance by the directors and circulated with the materials. In addition, the Chairman of the Board and each Committee, having had direct input from the Board and Committee members respectively, sets a quarterly agenda in advance for all Board and Committee meetings.

Access to Management and Employees

Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating & Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Board Independence and Expertise

All members of the Board have been determined to be independent with the exception of the Chief Executive Officer, Patrick Thiele, who is the only management member of the Board. In making its determination of independence, the Nominating & Governance Committee considers the NYSE listing standards for independence and reviews a comprehensive list of board memberships and charitable associations for each board member, as updated annually. As a result of this review, the Nominating & Governance Committee determined that with the exception of Mr. Thiele, no director of the Company had a direct or indirect material relationship with the Company and that, with the exception of Mr. Thiele, all are deemed to be independent directors. If any such relationship were deemed to exist all relevant material fees would be disclosed and the Nominating & Governance Committee would make a determination of non-independence. The Board has not appointed a Lead Director as the role of Chairman of the Board is filled by an independent, non-executive director and the Chairman presides at all meetings of the Board and all executive sessions.

There are no interlocking directorships and none of the Company’s independent directors or any of their immediate family receives any consulting, advisory, legal or other non-director fees from the Company.

In 2005 the Company entered into agreements with Barclays Bank PLC, a company in which Dr. Zech is a former non-executive director, and their respective affiliates and Atis Real, a company in which Dr. Zech is a former director. Dr. Zech retired as a director of Barclays Bank PLC and Atis Real in April 2005 and June 2005, respectively. The Nominating & Governance Committee determined that none of these agreements impacted, individually or in the aggregate, the independence of Dr. Zech as defined by the New York Stock Exchange. The Board reviewed each of the agreements and determined that such transactions were no less favorable to the Company than could have been obtained from third parties that had no relationship with the Company. The Board determined that the independence of Dr. Zech is not affected.

Each of the transactions are described in further detail below:

Utilities and Rent

The Company leases office space from Atis Real. Pursuant to the lease agreement, rent expense for the year ended December 31, 2005 was $8.6 million (aggregated $4.9 million through June 2005).

Agreements with Barclays Bank PLC

In the normal course of its operations, the Company has entered into certain agreements with Barclays Bank PLC and its subsidiaries (“Barclays”) on market terms. At December 31, 2005 the Company held convertible bond securities issued by Barclays and invested in an index fund and a money market fund managed by Barclays. In addition, Barclays provided the Company with brokerage and cash management services. As part of its overall currency risk management, the Company utilized the services of Barclays when entering into certain foreign exchange contracts. The Company also entered into weather related transactions with Barclays in 2005 as part of its ART operations. Barclays is also a lending financial institution on the Company’s unsecured credit facility.

In the normal course of its investment operations, the Company bought or held securities of companies in which board members of the Company are also directors or non-executive directors. All transactions entered as part of the investment portfolio were completed on market terms.

Director Qualifications

The Nominating & Governance Committee is responsible for identifying, reviewing, assessing and recommending to the Board candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee has established director candidate guidelines setting forth criteria that are considered in evaluating the candidacy of any individual as a member of the Board.

Code of Business Conduct and Ethics

The Board has adopted the PartnerRe Ltd. Code of Business Conduct and Ethics. The Code applies to all directors, officers and employees of the PartnerRe Group of companies. Any specific waiver of the provisions requires approval of the Board or the Audit Committee, and any waivers must be promptly disclosed to shareholders. There were no amendments to the Code and no waivers in 2005. Any employee, officer or director who violates the Code of Business Conduct and Ethics will be subject to disciplinary action.

The Code of Business Conduct and Ethics was filed with the U.S. Securities and Exchange Commission on Form 8-K in January 2003. A copy of the Code of Business Conduct and Ethics is also available on the Company’s website at www.partnerre.com.

Corporate Governance Principles And Application Guidelines

The Board of the Company adopted the Corporate Governance Principles and Application Guidelines (the “Governance Principles”). The Governance Principles are intended to define how the Board of PartnerRe will operate and reflect the business of the Company and its global practices and representation. The Governance Principles specifically refer to the fact that the Company’s Bye-Laws require majority voting for resolutions relating to the election of directors. The guidelines also include governance mechanics that apply to the practices of the Company’s Board on a day-to-day basis.

The business and affairs of the Company are managed under the direction of the Board, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. Its practices align management and shareholder interests.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established five standing committees: the Audit Committee, the Compensation Committee, the Finance & Risk Management Committee, the Nominating & Governance Committee and the Human Resources Committee. The following standing committees of the Board are composed of independent directors: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The Board has adopted charters for each of the committees, among other things, to reflect current best practices in corporate governance. The Audit Committee Charter is attached hereto under Appendix I.

The Board and the Named Executive Officers of the Company are responsible for managing strategic risk throughout the organisation and are therefore responsible for establishing limits and policies for the Company. To recognize the significance of clarifying risk management in the organisation the Board amended the charter of the Finance Committee in 2005 to broaden the risk management function. To maximise the respective Directors’ abilities to support the change in role for the Finance Committee the Board determined that the membership of each of the Committees would be reviewed and amended to reflect the shift in Committee Structure. In November 2005 the Finance Committee was renamed the Finance & Risk Management Committee to reflect the change in scope.

As a result of the new Board appointments in 2005, the membership of the Board Committees changed during the year. The following table shows the Directors who served on the various committees during the year.

Director	Committee Membership
	January 1, 2005 – May 11, 2005	May 11, 2005 – December 31, 2005(2)
John A. Rollwagen	Finance; Nominating & Governance*	Finance & Risk Management; Nominating & Governance*

Patrick A. Thiele	Human Resources	Finance & Risk Management; Human Resources

Vito H. Baumgartner	Audit; Compensation; Human Resources*	Audit; Compensation; Human Resources

Robert M. Baylis	Audit*; Finance	Finance & Risk Management*; Nominating & Governance

Judith Hanratty	Nominating & Governance; Finance	Finance & Risk Management; Nominating & Governance

Jan H. Holsboer	Audit; Finance*	Audit; Nominating & Governance

Jean-Paul Montupet	Compensation*; Human Resources; Nominating & Governance	Compensation*; Finance & Risk Management; Human Resources*

Rémy Sautter	Audit; Compensation; Human Resources	Audit; Nominating & Governance

Lucio Stanca(1)	Compensation; Human Resources; Nominating & Governance

Kevin M. Twomey	Audit; Compensation; Human Resources	Audit*; Compensation; Human Resources

Jürgen Zech	Finance; Nominating & Governance	Audit; Compensation; Human Resources

*	Denotes Chairman of the Committee
(1)	Lucio Stanca resigned from the Board effective January 28, 2005.
(2)	The Finance Committee was renamed the Finance & Risk Management Committee in November 2005.

A description of the role of each of the Committees of the Board and details of their membership are contained below.

AUDIT COMMITTEE

The Audit Committee is composed entirely of directors who are independent of the Company and its management. Independence is determined based on the definition contained in the NYSE listing standards and by the Nominating & Governance Committee of the Board. In addition each member meets the financial literacy requirements of the NYSE and has been determined by the Board to have appropriate accounting and/or financial management experience.

The Audit Committee oversees the financial reporting process and the internal control structure of the Company on behalf of the Board and establishes standards for review of the Company’s compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management, the Company’s Director of Group Internal Audit and the Company’s independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits, and otherwise maintains communications between the Company’s independent registered public accounting firm and the Board. The Audit Committee also oversees compliance with the Code of Business Conduct and Ethics. The Audit Committee met nine times during the year ended December 31, 2005. The Chairman of the Audit Committee, Mr. Kevin M. Twomey, meets the definition of an “audit committee financial expert” as adopted by the United States Securities and Exchange Commission and is considered and deemed an “audit committee financial expert” by the Board.

Mr. Twomey assumed the role of Chairman of the Audit Committee from Mr. Baylis who is is now chairman of the Finance and Risk Management Committee. Mr. Twomey is an independent director and does not serve on the Audit Committees for any other public companies. Mr. Twomey has been the President of The St. Joe Company since January 1999 and was the Chief Financial Officer until March 2005. In February 2000 Mr. Twomey was appointed Chief Operating Officer for The St. Joe Company. Mr. Twomey has agreed to be designated as the audit committee financial expert for PartnerRe Ltd.

The other members of the Audit Committee are all “financially literate” having a broad range of experience in senior executive positions in their respective industries. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 5-8.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has discussed with the independent auditors, Deloitte & Touche, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented, and as required by S-X Rule 2-07.

The Audit Committee has discussed with the independent auditors the independent auditors’ independence and whether the auditors’ provision of non-audit related services is compatible with maintaining the auditors’ independence from management and the Company and has received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, including written materials addressing the internal quality control procedures of Deloitte & Touche.

During fiscal 2005, the Audit Committee had nine meetings including telephonic meetings to discuss amongst other things the quarterly results of the Company. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and the Company’s independent auditors, Deloitte & Touche. Among other things, the Audit Committee discusses with the Company’s independent auditors the overall scope and plans for their respective audits, and the results of such audits. The Audit Committee separately met with Deloitte & Touche representatives, with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and with the independent auditors of the Company. Based on the above-mentioned reviews and discussions the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee

Kevin M. Twomey, Chairman

Rémy Sautter, Vice Chairman

Vito H. Baumgartner

Jan H. Holsboer

Jürgen Zech

COMPENSATION COMMITTEE

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards and as determined by the Nominating & Governance Committee of the Board. The Compensation Committee is responsible for all aspects of compensation and benefits policies for the Company’s CEO and other Named Executive Officers. This includes approving and reviewing performance measures, evaluating performance and reviewing and approving all salary and incentive payments and equity awards for the Company’s CEO and other Named Executive Officers. The Compensation Committee is also responsible for reviewing and recommending to the Board the adoption of, or amendment to, plans providing for issuance of shares in the Company or equity based awards. The Compensation Committee met six times during the year ended December 31, 2005.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee in 2005 is or was an officer or employee of the Company or any of its subsidiaries and all are independent of the Company and its management, as defined by the NYSE listing standards. There are no Compensation Committee interlocks.

Compensation Committee Report

For ease of reference the Report of the Compensation Committee on Executive Compensation is on pages 22-24.

FINANCE & RISK MANAGEMENT COMMITTEE

The Finance & Risk Management Committee has been established to oversee all aspects of the Company’s risk and financial management. In this regard the Finance & Risk Management Committee has oversight responsibility for Company policies and activities related to overall management of the Company’s assumed risks pursuant to the Business Strategy and Risk Guidelines established by the Board. The Finance & Risk Management Committee also advises the Board with respect the manner in which the Company’s capital is exposed to losses through reinsurance and investment activities. It monitors and approves the Company’s catastrophe exposure and levels of retrocession appetite and reviews the Company’s reserving policy. In regard to investment activities, it reviews the Company’s asset allocation policy and investment guidelines and monitors investment performance against agreed benchmarks. It also oversees the Company’s balance sheet and capital management policies including new capital raising, capital allocation, dividend payments and capital expenditure. The Finance & Risk Management Committee met five times during the year ended December 31, 2005.

HUMAN RESOURCES COMMITTEE

The Human Resources Committee is responsible for the Company’s compensation philosophy, all forms of non-current monetary compensation (other than for the Named Executive Officers) and the administration of the defined contribution pension plans. It is also responsible for management continuity and development. The Human Resources Committee met four times during the year ended December 31, 2005.

NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee is responsible for all aspects of governance including selection and recommendation of director nominees, appointment of Board Committee members, Board Committee structure, Board compensation and the development of and compliance with the Corporate Governance Principles and Application Guidelines. All members of the Nominating & Governance Committee are independent of the Company and its management, as defined by the NYSE listing standards. The Nominating & Governance Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The purpose of the Nominating & Governance Committee is to identify individuals qualified to become Board members and recommend director nominees to the Board for election at the next annual general meeting of shareholders or alternatively recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings. In addition the Nominating & Governance Committee recommends directors for appointment to Board committees and evaluates Board and Committee performance on an annual basis. In addition the Chairman of the Board conducts individual assessments for those directors who are standing for re-election. The Nominating & Governance Committee has in the past retained third party search firms to identify candidates from time to time.

Pursuant to the Nominating & Governance Committee’s charter the Nominating & Governance Committee also oversees and sets compensation for the Company’s directors and develops and recommends to the Board the Corporate Governance Principles and Application Guidelines of the Company and oversees compliance with such Guidelines.

Because of the unique and diversified nature of the work undertaken by the Company, the Nominating & Governance Committee will not consider any proposals put forward by the shareholders for nomination of a director.

The Nominating & Governance Committee has established criteria for membership of the Board and any Board committee. The Nominating & Governance Committee will apply these criteria when recommending individuals for prospective membership on the Company’s Board and for appointment of directors to the committees of the Board. The criteria include a review of prospective candidates’ qualifications (including a determination as to the independence of the candidate); an evaluation of current directors for re-nomination to the Board or re-appointment to any Board committee; an assessment of the performance of current directors; a periodic review of the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee.

The Nominating & Governance Committee will also consider each director’s individual skills and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, background and experience.

The Nominating & Governance Committee met four times during the year ended December 31, 2005.

CORPORATE DOCUMENTATION

The Company will furnish, without charge, the following corporate documents (together “Corporate Documentation”) to each person solicited hereunder:

•	Annual Report on Form 10-K for the year ending December 31, 2005

•	Audit Committee Charter (also attached hereto under Appendix I)

•	Nominating & Governance Committee Charter

•	Finance & Risk Management Committee Charter

•	Compensation Committee Charter

•	Human Resources Committee Charter

•	The Corporate Governance Principles and Application Guidelines

•	The Code of Business Conduct and Ethics

To obtain a copy of any of the Corporate Documentation please submit a written request to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Such request may also be made by placing a telephone call to 1-441-292-0888. All of the Corporate Documentation is also available on the Company’s website at www.partnerre.com. In addition, the Company will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to such Annual Report on Form 10-K.

DIRECTOR COMPENSATION

Directors’ compensation guidelines were reviewed on May 11, 2005 and August 30, 2005. The Nominating & Governance Committee of the Board approved the compensation guidelines on August 30, 2005. The Nominating & Governance Committee’s objective was to further align interests of directors and shareholders by incenting ownership in the form of share options and restricted share units while maintaining competitive compensation levels.

Directors’ compensation offers a mix of cash and equity compensation for each director and for the chairman. The Company’s policy is not to provide any perks to the Directors in lieu of compensation or otherwise. The total compensation package for director service consists of three components:

•	Cash compensation

•	Share Options

•	Restricted Share Units (“RSUs”)

Component	Director Annual Amount	Board Chairman Annual Amount
Cash	$50,000	$180,000
Options	$100,000	$120,000
Restricted Share Units	$80,000	$100,000
Dividend Equivalents	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

Equity Components

The share option awards are immediately vested options to purchase Common Shares of PartnerRe Ltd., which are granted each year on the date of the annual general meeting. The number of options granted is determined using the Black-Scholes methodology.

The RSUs are immediately vested and awarded on a quarterly basis. Each RSU award has a minimum share delivery date restriction of five years from the date of grant. Directors may elect to extend the share delivery date restriction to 10 years or 15 years from the date of grant. Upon termination of the Director’s service for any reason other than death, the delivery deferral will be lifted six months following termination and the shares will be delivered immediately thereafter. In the case of termination for death, the delivery deferral will be lifted at termination and the shares will be immediately delivered to the Director’s designated beneficiary or estate, as the case may be. Dividend equivalents on cumulative RSU awards are paid out quarterly in cash.

All equity awards for the members of the Board are made from the 2003 Non-Employee Director Stock Plan (the “2003 Director’s Plan”). A total of 500,000 Common Shares may be issued under the 2003 Director’s Plan.

The 2003 Director’s Plan may be amended or terminated by the Company at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been obtained. Unless terminated earlier, the 2003 Director’s Plan expires on May 22, 2013, the tenth anniversary of its adoption by the Board, and no further share options or RSUs may be granted thereunder after such date.

Elective Equity Incentive

In order to further align Director and shareholder interests, the guidelines allow Directors to elect each year to defer 50% or 100% of their cash compensation to be paid out in equity. Increased share ownership is further incented by a match of 25% on the value of deferred cash compensation. This value is paid out in RSU awards, which are granted under the same terms and conditions as the other RSU grants.

Board of Directors Ownership Guideline

Directors are asked to own a minimum amount of common shares of the Company equal to four times his/her annual cash compensation entitlement. For purposes of determining levels of ownership, both shares owned by Directors as well as RSUs are included in each of the Director’s holdings. Directors who do not meet the ownership guideline are required to receive at least 50% of their cash compensation in RSUs until the guideline is met.

Maximum Annual Equity Awards

All option and RSU awards made to Directors shall not exceed the maximum annual limits as stated in the PartnerRe Ltd. 2003 Non-Employee Director Stock Plan.

Compensation for the Chairman of the Board

For services as Chairman of the Board in 2005, the Company granted Mr. Rollwagen equity awards under the approved guidelines of 6,157 options and 4,940 RSUs. For 2005, pursuant to the Elective Equity Incentive, Mr. Rollwagen elected to defer 100% of his cash compensation and was therefore entitled to receive a company match equivalent to 25% of his deferral.

Chairman of the Board RSU Breakdown	RSUs
Standard Quarterly RSU Award	1,518
Cash Deferral to RSU Award	2,706
Company Match	677
Dividend Equivalents	39
Total	4,940

Management Director’s Fees and Directors Expenses

Mr. Thiele, the Company’s Chief Executive Officer, is the only member of management who serves on the Board. As an employee of the Company he is not paid any fees or additional compensation for services as Director or as a member of any committee thereof. All Directors, including Mr. Thiele, are reimbursed for travel and other related expenses incurred in attending meetings of the Board or committees thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating & Governance Committee considered certain Director relationships when making a determination as to Director independence. These relationships are more fully particularised in the Board Independence and Expertise section on pages 13-14.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee determines the salaries and other compensation for the Chief Executive Officer (CEO) and the other Named Executive Officers (NEO’s). The Compensation Committee consists entirely of independent directors who are not officers or employees of the Company and its subsidiaries. The current members of the Compensation Committee are Jean-Paul Montupet, Vito H. Baumgartner, Kevin M. Twomey and Jürgen Zech.

In 2004, the Compensation Committee approved the Executive Total Compensation Program which sets guidelines around executive compensation, stock ownership and net share retention, equity incentives, customization and executive retirement. These guidelines were filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K on March 10, 2005. The Executive Total Compensation Program was subsequently updated by the Compensation Committee and filed on Form 8-K on November 15, 2005. The compensation of the CEO and other NEO’s is reviewed and approved by the Compensation Committee on an annual basis. The annual compensation package is comprised of three components: Base Salary, Annual Incentive and Annual Equity Awards.

Executive Compensation Philosophy

The Committee has designed an executive compensation program with the following guiding principles:

•	Align the long-term interests of executives and shareholders

•	Establish competitive pay levels on a total compensation basis

•	Clearly link pay with performance

•	Provide flexibility in form and structure to meet individual time horizons

•	Demonstrate good governance and corporate responsibility

•	Encourage retention of CEO and key executives

Base Salary

The Base Salary of each individual executive is reviewed in terms of experience, qualifications, performance and reference to base salary levels of similar positions within a peer group. The peer group consists of companies within the reinsurance industry with whom the Company competes for talent. The peer group is reviewed and approved annually by the Compensation Committee.

Annual Incentive

The Annual Incentive is a variable component of compensation based on performance and structured in accordance with the Company’s Annual Incentive Guidelines. Target annual incentives are set for each executive in line with competitive practice. Targets are expressed as a percentage of base salary. The target Annual Incentive for the CEO is 125% of base salary and the target annual incentive for the other NEO’s is 100% of base salary.

Performance measures are reviewed and approved annually by the Compensation Committee prior to the beginning of the performance year. Performance measures are comprised primarily of company financial measures of profitability and growth. Non-financial organizational objectives may be assigned by the Compensation Committee. 2005 performance measures for the CEO and other NEO’s included financial measures on the Company’s Operating Return on Equity (ROE) results and in premiums written as well as non-financial measures focusing on the organizational objectives of the performance year.

Each financial performance measure has a target performance level which correlates to 100% payout of the target Annual Incentive. A performance scale is built around the target level corresponding to Annual Incentive payouts on a range of 0% to 200% of target. Each performance measure is appropriately weighted on an individual basis for each executive.

The CEO and other NEO’s may elect to defer a portion of their cash Annual Incentive into restricted share units (“RSUs”) of PartnerRe Ltd. The RSUs are immediately vested and have a minimum delivery date restriction of five years from the grant date. The Company will match 25% of the deferred cash value in an additional RSU award subject to a 3-year cliff vesting.

Annual Equity Award

In support of the Company’s commitment to equity ownership as demonstrated in the executive Stock Ownership Guidelines, the CEO and other NEO’s receive a minimum equity award each year. This amount of equity awarded to each executive may increase based upon annual Company performance and individual performance, as approved by the Compensation Committee. The Annual Equity Award is distributed to the executive in stock options or stock-settled share appreciation rights and in RSUs. The stock options or stock-settled share appreciation rights vest ratably over a 36-month period while the RSUs vest 100% at 36 months from grant. The stock option or stock-settled share appreciation right grant price is equal to the fair market value of the shares on the date of grant.

Stock Ownership Guidelines

The Compensation Committee has set two stock ownership targets for the CEO and the other NEO’s. Once the executive reaches the Total Shares/Equivalents Target, the executive’s Net Share retention requirement (as described below) drops from 100% to 50%. Once the executive reaches both targets, the executive may elect to participate in the Compensation Customization part of the program.

	Total Shares/Equivalents as percentage of Shares Outstanding	Total Stockholdings as percentage of Shares Outstanding
CEO	0.2%	1.0%
NEO	0.05%	0.25%

Total Shares/Equivalents is comprised of the total number of shares owned, restricted stock and RSUs. Total Stockholdings is comprised of Total Shares/Equivalents plus all exercisable and unexercisable stock options and share appreciation rights.

Once the CEO or other NEO has met both ownership targets and elects to participate in the Compensation Customization program, if the executive’s Total Shares/Equivalents or Total Stockholdings percentage drops below the target amounts due to a share issuance by the Company or due to the sale of shares by the individual to cover taxes upon the vesting of restricted stock or RSUs, the executive will have a one year grace period to once again meet the targets. During this grace period, the executive can replenish his/her ownership status through new awards or purchases, while continuing to be eligible to customize his/her compensation.

Net Share Retention Guidelines

Net Shares are defined as the shares remaining from a transaction after enough shares are sold to pay any option exercise price due and any tax liabilities on the transaction. Prior to reaching the Total Shares/Equivalents Target, the executive is required to retain 100% of the Net Shares received from the exercise of options, stock-settled share appreciation rights or vesting of RSUs until the Total Shares/Equivalents Target is met. After meeting the Total Shares/Equivalents Target, the executive is required to retain 50% of the Net Shares for a period of three years.

Beyond the Net Share Retention Guidelines, Mr. Thiele has expressed his intention not to sell any Net Shares for the remainder of his term of employment with the Company without prior consultation of the Compensation Committee.

Customization Guidelines

Once both stock ownership targets have been met, the Compensation Committee provides for some flexibility in determining the distribution of the value of the Annual Equity Award. The executive may elect from among several alternatives including combinations of stock options or stock-settled share appreciation rights, RSUs and, in one alternative, a portion paid in restricted cash.

Chief Executive Officer’s Compensation

Mr. Patrick Thiele, President and Chief Executive Officer of the Company, receives annual compensation in the form of a Base Salary, an Annual Incentive and an Annual Equity Award. Mr. Thiele’s compensation is reviewed and approved by the Compensation Committee.

The Base Salary component of compensation for Mr. Thiele for the year ended December 31, 2005 was $926,888. The Committee awarded Mr. Thiele an Annual Incentive of $503,995 for the January to December 2005 performance year. The predetermined performance criteria reviewed by the Compensation Committee in determining Mr. Thiele’s Annual Incentive included a 70% weighting on the PartnerRe Ltd. Return on Equity, a 10% weighting on Growth in Net Premiums Written and a 20% weighting on Organizational Objectives as determined and evaluated by the Compensation Committee.

Under the Executive Total Compensation Program, Mr. Thiele has met both Stock Ownership targets and is eligible to customize the distribution of his Annual Equity Award. Mr. Thiele elected to receive 50% of his Annual Equity Award in RSUs and 50% in restricted cash. The cash portion of his award vests ratably over a 3-year period and is paid out with interest equal to the 3-month Treasury Bill rates.

Annual Executive Compensation and Benefits Review

Each year the Compensation Committee reviews all components of compensation and benefits for the CEO and NEO’s including salary, annual incentive, long-term incentives, and the dollar value of all perquisites and other benefits-in-kind paid to or on behalf of the executive during the year. Additionally the Committee reviews actual projected payout obligations of the Company under each potential termination scenario (death, disability, with and without Cause, with and without Good Reason, retirement, and Change in Control). Based on this review, the Committee currently finds the CEO and other NEO total compensation and projected termination compensation to be reasonable and not excessive.

Internal Pay Analysis

The Compensation Committee reviews the internal pay equity of the historical compensation components, both individually and in the aggregate, of the CEO, CFO and the other NEO’s. The Committee believes that the relative difference in compensation levels among the Company’s executives is representative of the Company’s business characteristics, organizational style and executive talent.

Compliance with Internal Revenue Code Section 162(m)

The PartnerRe Ltd. 2005 Employee Equity Plan approved by shareholders at the 2005 Annual General Meeting of Shareholders gives the Committee flexibility to structure executive compensation in compliance with Section 162(m) of the U.S. Internal Revenue Code should it determine to do so.

Compensation Consultants

The Compensation Committee engages independent consultants and advisors as it deems appropriate in carrying out its duties as outlined in the Committee charter.

Compensation Committee

Jean-Paul Montupet, Chairman

Vito H. Baumgartner, Vice-Chairman

Kevin M. Twomey

Jürgen Zech

EXECUTIVE COMPENSATION TABLES

The following tables summarize compensation paid to the Company’s Named Executive Officers with respect to the years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards				All Other Compensation+
Name and Principal Position	Year	Salary(11)	Bonus		Other Annual Compensation*	Restricted Stock Award (7)(8)		Number of Securities Underlying Options Granted
Patrick A. Thiele, President & Chief Executive Officer & Director	2005	$915,854	$503,995		$249,635	$612,000	(1)	—		$271,383
			$612,000	(2)
	2004	$862,688	$910,336	(3)	$270,574	$2,937,897	(3)	50,143		$143,880
			$2,500,000	(4)		$2,518,725	(4)
	2003	$789,375	$1,875,844		$256,749	$278,150		150,000		$118,404

Albert A. Benchimol, Executive Vice President & Chief Financial Officer	2005	$492,500	$367,500		$227,320	$306,000		21,385	(10)	$92,419
	2004	$464,375	$752,000		$234,612	$767,502		42,800		$69,657
	2003	$440,625	$801,025		$219,852	$—		68,000		$66,096

Bruno Meyenhofer, Chief Executive Officer, PartnerRe Global (5)	2005	$550,754	$60,380	(6)	$22,361	$306,000		21,385	(10)	$52,783
						$76,928	(6)
	2004	$537,344	$924,232		$22,992	$767,502		42,800		$35,197
	2003	$529,073	$983,340		$23,086	—		68,000		$35,425

Scott D. Moore, Chief Executive Officer, PartnerRe U.S.	2005	$492,500	$98,750		$58,958	$306,000		—		$41,644
			$306,000	(9)
	2004	$464,375	$794,300		$58,816	$767,502		—		$22,550
			$976,000	(9)
	2003	$440,625	$845,775		$47,638	—		68,000		$22,000

(1)	As further explained in footnote (2), as part of Mr. Thiele’s equity award for 2005, he was granted 10,000 RSUs. These RSUs are subject to a 3-year cliff vesting period and will vest on February 24, 2009.

(2)	Mr. Thiele did not receive any share options for 2005. Mr. Thiele was eligible to customize the payout of his equity award value under the Executive Total Compensation Program as he has met the required share ownership targets. Mr. Thiele elected to receive his 2005 equity award value in RSUs and restricted cash. For 2005 the cash portion is valued at $612,000 and vests ratably over 3 years with an interest rate equal to 3-month treasury bill.

(3)	Mr. Thiele received an annual incentive of $1,820,672 for 2004. Under the terms of the Executive Total Compensation Program Mr. Thiele elected to receive 50% of his cash annual incentive in RSUs (14,470 RSUs immediately vested with a share delivery date restriction to termination/retirement). Pursuant to the Executive Total Compensation Program, 25% of this amount was matched by the Company (3,618 RSUs with a 3 year cliff vest with a share delivery date restriction to termination/retirement). As part of Mr. Thiele’s equity award for 2004, he was granted 28,612 RSUs. These RSUs are subject to a 3-year cliff vesting period.

(4)	As part of a retention package Mr. Thiele was awarded 42,582 RSUs on November 16, 2004. In addition, on November 16, 2004, the Company entered into a Retention Award Agreement with Mr. Thiele. Under the agreement, Mr. Thiele will be entitled to an award of $2,500,000 in cash if the agreement’s retention and performance conditions are met. Further details of these agreements have been filed with the Securities and Exchange Commission.

(5)	All of Mr. Meyenhofer’s data was reported in Swiss Francs (except Business Travel and Entertainment Expenses in 2005). An exchange rate of CHF 1.3148 to 1 USD was calculated based on the average exchange rate for each quarter in 2005. The exchange rate has been applied to all relevant historical figures for comparative purposes. For 2005, Mr. Meyenhofer’s salary and annual incentive were CHF 724,125 and CHF 158,775 respectively. For 2004, Mr. Meyenhofer’s salary and annual incentive were CHF 706,500 and CHF 1,215,180 respectively. For 2003 Mr. Meyenhofer’s salary and annual incentive were CHF 695,625 and CHF 1,292,895 respectively.

(6)

Mr. Meyenhofer received an annual incentive of $120,760 for 2005. Under the terms of the Executive Total Compensation Program Mr. Meyenhofer elected to receive 50% of his cash annual incentive in RSUs (1,005 RSUs immediately vested with a share delivery date restriction of 5 years from the date of grant). Pursuant to the Executive Total Compensation Program, 25% of this amount was matched by the Company (252 RSUs with a 3 year cliff vest with a share delivery date restriction of 5 years from the date of grant).

(7)	Dividend equivalents are paid in cash quarterly on the unvested RSUs and on vested RSUs subject to a share delivery restriction.

(8)	This column shows the market value of RSUs as at the date of grant. The market value of PartnerRe stock at market close on December 30, 2005 was $65.50 per share. The aggregate holdings and market value of the Restricted Stock held on December 31, 2005 by the individuals listed in the table are: Mr. Thiele 114,283 RSUs/$7,485,471 and 1,666 shares of restricted stock/$109,123; Mr. Benchimol RSUs 17,200/$1,126,600; Mr. Meyenhofer RSUs 18,457/$1,208,934; and Mr. Moore RSUs 17,200/$1,126,600.

(9)	Mr. Moore did not receive any share options for 2005 or 2004. Mr. Moore was eligible to customize the payout of his equity award value under the Executive Total Compensation Program as he has met the required share ownership targets. Mr. Moore elected to receive his 2005 and 2004 equity award value in RSUs and restricted cash. For 2005 and 2004 the cash portion is valued at $306,000 and $976,000 respectively and vests ratably over 3 years with an interest rate equal to 3-month treasury bill.

(10)	Mr. Benchimol and Mr. Meyenhofer were granted stock-settled share appreciation rights pursuant to the Employee Equity Plan for 2005. The grant price for the stock-settled share appreciation rights was $61.20.

(11)	All salary increases are effective and pro-rated during the fiscal year. The figures reflect the total salary received with respect to the fiscal year.

(*)	Other Annual Compensation comprises the following:

	Other Annual Compensation(b)
Name	Year	Housing Allowance	Payroll Tax Reimbursement (a)	Car Expenses	Club Fees	Welfare & Health Premiums	Tax Filing Assistance	Salary Deferral & Restoration Plan
Patrick A. Thiele	2005	$198,000	$11,049	$1,365	$5,561	$22,160	$11,500	—
	2004	$198,000	$11,044	$12,741	$4,400	$16,889	$27,500	—
	2003	$198,000	$10,668	$9,444	$3,750	$14,887	$20,000	—
Albert Benchimol	2005	$192,000	$11,049	$2,420	$5,625	$16,226	—	—
	2004	$192,000	$11,044	$1,690	$15,000	$14,878	—	—
	2003	$192,000	$10,668	$879	$3,000	$13,305	—	—
Bruno Meyenhofer	2005	—	—	—	—	$22,361	—	—
	2004	—	—	—	—	$22,992	—	—
	2003	—	—	—	—	$23,086	—	—
Scott D. Moore	2005	—	—	—	—	$21,653	$5,600	$31,705
	2004	—	—	—	—	$19,860	$10,425	$28,531
	2003	—	—	—	—	$17,419	$3,750	$26,469

(a)	The Bermuda Government imposes a payroll tax of 4.75% on all employees in the Bermuda office. This tax is capped at $235,000 of compensation and a rebate of $2,400 per annum is available for prompt payment of this payroll tax. The Company reimburses all Bermuda employees for payment of this payroll tax.
(b)	Please see page 28 regarding personal use of the corporate aircraft and apartment in Paris.

(+)	All Other Compensation comprises the following:

	All Other Compensation
Name	Year	Defined Contribution Pension	Dividend Equivalent on RSUs
Patrick A. Thiele	2005	$137,378	$134,005
	2004	$129,402	$14,478
	2003	$118,404	—

Albert Benchimol	2005	$73,875	$18,544
	2004	$69,657	—
	2003	$66,096	—

Bruno Meyenhofer	2005	$34,239	$18,544
	2004	$35,197	—
	2003	$35,425	—

Scott D. Moore	2005	$23,100	$18,544
	2004	$22,550	—
	2003	$22,000	—

Stock Settled Stock Appreciation Rights (SARs) Grants with respect to Last Fiscal Year

Name	Number of Securities Underlying SARs Granted (1)	Percent of Total SARs Granted to Employees in Fiscal Year	Grant Price per Common Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For SAR Term (2)
					5%	10%
Patrick A. Thiele	—	—	—	—	—	—
Albert A. Benchimol	21,385	13.8%	$61.20	24th February 2016	$823,073	$2,085,830
Bruno Meyenhofer	21,385	13.8%	$61.20	24th February 2016	$823,073	$2,085,830
Scott D. Moore	—	—	—	—	—	—

(1)	SARs were granted under the Employee Equity Plan with a grant price equal to the market value of the Company’s Common Shares on the date of grant. The SARs were granted on February 24, 2006 and all will vest in equal installments on the first, second and third anniversary of the date of grant.
(2)	The potential realizable value is based on the term of the SARs. It is calculated assuming that the fair market value of the underlying shares on the date of grant appreciates at projected annual rates compounded annually for the entire term of the SARs and that the SARs is exercised on the last day of its term for the appreciated share price. These values are calculated based on requirements of law and do not reflect estimates of the Company’s future share price growth.

The Company did not grant any options to the Named Executive Officers with respect to 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Unexercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End Exercisable (1)	Value of Unexercised in- the-Money Options/SARs at Fiscal Year-End Unexercisable (1)
Patrick A. Thiele	—	—	267,027	184,643	$3,366,850	$1,659,685
Albert A. Benchimol	—	—	72,240	102,810	$919,709	$789,128
Bruno Meyenhofer(2)	—	—	122,540	102,810	$2,046,559	$789,128
Scott D. Moore	—	—	122,240	60,010	$1,625,259	$678,276

(1)	Calculated based upon a price of $65.50 per share. $65.50 per share was calculated based on the average of the high ($65.94) and low price ($65.05) of the Company’s Common Shares as at December 30, 2005.
(2)	Some of the options granted to Mr. Meyenhofer are subject to a block on exercise. 64,250 options are blocked from exercise for a period of six years from the date of grant.

Ancillary Information

The following information is provided in addition to that required by SEC rules:

Name	Year	Share Purchase Plan Discount (available to all salaried employees)	Business Travel and Entertainment Expenses (1)(2)
Patrick A. Thiele	2005	$8,183	$222,991
	2004	$4,557	$168,930
	2003	$5,060	$124,469

Albert A. Benchimol	2005	$4,398	$151,293
	2004	$3,444	$106,163
	2003	$2,977	$ 87,304

Name	Year	Share Purchase Plan Discount (available to all salaried employees)	Business Travel and Entertainment Expenses (1)(2)
Bruno Meyenhofer	2005	$8,898	$113,927
	2004	$6,682	$135,932
	2003	$7,826	$130,717

Scott D. Moore	2005	—	$113,507
	2004	—	$94,153
	2003	—	$106,643

(1)	In addition, the Company makes available to the Chief Executive Officer access to two private aircraft. The Company has a fractional interest in both aircraft. The Chief Executive Officer must approve any other business usage of the private aircraft by employees and directors, and such use was limited in the 2005 fiscal year. The Company’s general policy is not to permit employees, including the Chief Executive Officer, to use such aircraft for personal use. During fiscal 2005, there were limited instances in which personal guests were passengers on business-related flights and in exceptional or emergency situations the aircraft was used for personal travel. In such cases, the individual paid the Company an amount equivalent to the taxable benefit as valued by the Internal Revenue Service, which the Audit Committee believes is the fair value for such use. All personal travel in exceptional or emergency use of the private aircraft is reported to the Audit Committee of the Board on a quarterly basis and all use of the private aircraft is reviewed by the Audit Committee on an annual basis. The total cost to the Company of operating the aircraft in 2005 was $1,385,636. The total cost only reflects the usage of one aircraft. The fractional share in the second aircraft was purchased on December 30, 2005 to reduce expenditure relating to domestic flights within the United States and was not used by the Company in 2005.
(2)	The Company also makes available to all employees access to a corporate apartment in Paris. Named Executive Officers are entitled to use the corporate apartment for personal or business use. Usage of the apartment by an employee must be approved by a Named Executive Officer. The Company’s policy is to allow employees other than Named Executive Officers to use the apartment for business purposes. The apartment is subject to a lease, which can be terminated on 3 months notice. In the event a guest shares the apartment with an employee who is using it for business purposes there is no incremental cost to the Company. In the event that the apartment is used solely for personal purposes it will be valued at a rate of 100 euro per night. In 2005 there was no personal usage of the corporate apartment.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

The following is intended to be a summary of the terms of the employment agreements entered into between the Company and each of the Named Executive Officers.

Patrick A. Thiele

The Company entered into an employment agreement with Patrick A. Thiele to serve as the President and Chief Executive Officer of the Company. The agreement was amended by the Board in February 2002 and details of the amendments have been filed with the Securities and Exchange Commission. Mr. Thiele’s compensation under the revised employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Compensation Committee of the Board, (ii) an annual incentive determined by the Compensation Committee of the Board; for guidance purposes, the target incentive would be 125% of Base Salary, (iii) eligibility to participate in the share option plans of the Company and (iv) pension, welfare and fringe benefits.

Mr. Thiele is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business in the service of the Company. The employment agreement has no fixed term. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Thiele is entitled to receive the greater of one year’s base salary plus a bonus equal to the annual incentive paid by the Company in the prior calendar year or two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

In the event of termination of Mr. Thiele’s employment by the Company without “cause” or by Mr. Thiele for “good reason” (as such terms are defined in the agreement), Mr. Thiele will receive his then current base salary for a period of one year plus one-twelfth of the previous year’s annual incentive for twelve months and all options granted to him which remain unvested shall immediately vest. Mr. Thiele will also retain the housing allowance and the right to the provision of a motor vehicle in Bermuda shall continue until the earlier of the date Mr. Thiele leaves Bermuda or 3 months after the date of termination. A pro rata bonus for the fiscal year in which he leaves the Company will also be paid to Mr. Thiele. Any accrued salary and benefits through the termination date will also be paid to Mr. Thiele.

In addition the Company entered into a stand-alone Retention Award Agreement and a Restricted Stock Unit Award Agreement with Mr. Thiele on November 16, 2004. The details of these agreements have been filed with the Securities and Exchange Commission.

Albert A. Benchimol

The Company entered into an employment agreement with Albert A. Benchimol to serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement remains in force unless the Company or Mr. Benchimol provides prior written notice of termination of at least twelve months. Mr. Benchimol’s compensation under the agreement includes (i) an annual salary which is subject to review annually for increase at the discretion of the Compensation Committee of the Board, (ii) an annual incentive determined by the Compensation Committee of the Board, (iii) participation in a long-term incentive compensation plan of the Company, such awards to be granted at the discretion of the Compensation Committee of the Board and (iv) pension, welfare and fringe benefits. Mr. Benchimol is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business or in the service of the Company. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Benchimol is entitled to receive compensation and benefits in accordance with the same formula as Mr. Thiele. In the event of termination of Mr. Benchimol’s employment by the Company without “cause” or by Mr. Benchimol for “good reason” (as such terms are defined in the agreement), Mr. Benchimol will receive compensation and benefits in accordance with the same formula as Mr. Thiele.

Scott D. Moore

The Company entered into an employment agreement with Scott D. Moore to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Moore relocated to New York in October 1998 and became President and Chief Executive Officer of PartnerRe U.S. The basic terms of employment of Mr. Moore as outlined below remain unchanged. The employment agreement remains in force unless the Company or Mr. Moore provides prior written notice of termination of at least twelve months. Mr. Moore’s compensation under the employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board, (ii) an annual incentive determined by the Human Resources Committee of the Board, and (iii) pension, welfare and fringe benefits. In the event of termination of Mr. Moore’s employment by the Company without “cause” or by Mr. Moore for “good reason” (as such terms are defined in the agreement), Mr. Moore will receive compensation and benefits in accordance with the same formula as Mr. Thiele. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Moore is entitled to receive two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

Bruno Meyenhofer

The Company entered into an employment agreement with Bruno Meyenhofer to serve as Executive Vice President of the Company. In February 2002, Mr. Meyenhofer was appointed as Chief Executive Officer, PartnerRe Global. The employment agreement is open ended in time and provides for Mr. Meyenhofer to be awarded a base salary and to be entitled to receive an annual incentive based on performance. Mr. Meyenhofer will also be entitled to participate in the long-term incentive award plan of the Company. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Meyenhofer is entitled to receive two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

Executive Total Compensation Program

In 2004 the Compensation Committee approved the Executive Total Compensation Program, which sets guidelines around executive compensation, stock ownership and net share retention, equity incentives, customization and executive retirement. These guidelines were filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K on March 10, 2005. The Executive Total Compensation Program was subsequently updated by the Compensation Committee and filed on Form 8-K on November 15, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out details of the Company’s equity compensation plans, both active and expired as at December 31, 2005. In May 2000 the shareholders of the Company approved the establishment of the Company’s Employee Share Purchase Plan (“ESPP”) and authorised the issuance of up to 500,000 shares under the ESPP. In 2002 the Company established the Swiss Share Purchase Plan (“SSPP”) in order to be able to offer a competitive benefit to Swiss employees. The Compensation Committee of the Company approved a reduction in the number of shares available for issue under the ESPP, reducing the number to 300,000 shares in order that 200,000 Shares could be made available for issue under the SSPP. All equity compensation plans utilized by the Company with the exception of the SSPP have been approved by shareholders. The terms of the SSPP are more fully described under the heading “Stock and Stock Option Plans—Swiss Share Purchase Plan” in note 10 to the Company’s financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2005.

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (3)
Equity Compensation Plans Approved by Shareholders	3,638,641	$52.79	2,697,707
Equity Compensation Plans not approved by Shareholders	4,244	—	169,198
TOTAL	3,642,885	$52.79	2,866,905

(1)	Includes 121,465 shares that relate to the 1993 Non-Employee Director Stock Plan, 150,012 shares that relate to the 2003 Non-Employee Director Stock Plan, 262,250 shares that relate to the 1993 Stock Option Plan, 3,081,453 shares that relate to the Employee Incentive Plan, 2,000 shares that relate to the Employee Equity Plan and 21,461 shares that relate to the ESPP.
(2)	The weighted average exercise price of outstanding options is $49.20 per share under the 1993 Non-Employee Director Stock Plan, $56.94 per share under the 2003 Non-Employee Director Stock Plan, $44.21 per share under the 1993 Stock Option Plan, $53.74 per share under the Employee Incentive Plan and $63.96 per share under the Employee Equity Plan.
(3)	Includes 345,488 shares remaining available for grant under the 2003 Non-Employee Director Stock Plan. Includes 2,209,675 shares remaining available for issue under the 2005 Employee Equity Plan. Includes 142,544 shares remaining available for issue under the Employee Share Purchase Plan and 169,198 shares remaining available for issue under the Swiss Share Purchase Plan. The 1993 Non-Employee Director Stock Plan, the 1993 Stock Option Plan and the Employee Incentive Plan have expired.

As part of the Company’s long-term incentive compensation for executives and employees, the Company maintains the PartnerRe Ltd. 2005 Employee Equity Plan (the “Employee Equity Plan”). The purpose of the Employee Equity Plan is to provide a means through which the Company and it subsidiaries may attract and retain key employees upon whom the responsibilities of the successful management of the Company rest, and whose present and potential contributions to the Company are of importance. The Employee Equity Plan provides a mechanism through which the employees can acquire and maintain stock ownership, thereby strengthening their commitment to the Company and promoting a commonality of interest between the shareholders and key employees.

PERFORMANCE GRAPH

The graph set forth below compares the cumulative shareholder return, including reinvestment of dividends, on the Company’s Common Shares to such return for Standard & Poor’s (“S&P”) 500 Composite Stock Price Index and S&P’s Supercomposite Property-Casualty Index for the period commencing on December 31, 2000 and ending on December 31, 2005, assuming $100 was invested on December 31, 2000.

Effective January 1, 2002 the S&P Property-Casualty Industry Group Stock Price Index was replaced by the S&P Supercomposite Property-Casualty Index. Total returns for the years before January 1, 2002 continue to be those of the former S&P Property-Casualty Industry Group Stock Price Index. Each measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each year during the period from December 31, 2000 through December 31, 2005. As depicted in the graph below, during this period the cumulative total shareholder return on the Company’s stock was 21%, the cumulative total return for the S&P 500 Composite Stock Price Index was 3% and the cumulative total return for the S&P Supercomposite Property-Casualty Index was 41%.

Comparison of Cumulative Total Return

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accountant Fees And Services

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2005 and 2004. All services of the Deloitte Entities were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the non-audit services listed below is compatible with maintaining the independence of Deloitte Entities.

	Year Ended December 31
	2005	2004
Audit Fees(1)	$4,280,995	$4,042,815
Audit Related Fees(2)	$17,000	$1,332,464
Tax Fees(3)	—	$27,500
All Other Fees	—	—
Total	$4,297,995	$5,402,779

(1)	These are fees for professional services rendered by Deloitte Entities for the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings and services related to the Company’s S-3 and S-8 filings with the Securities and Exchange Commission.
(2)	These are fees for assurance and related services performed by Deloitte Entities that are reasonably related to the performance of the audit or review of the Company’s financial statements but not described in item (1) above. This includes employee benefit plan audits and services with respect to compliance with the Sarbanes-Oxley Act of 2002.
(3)	These are fees for professional services performed by Deloitte Entities with respect to tax compliance, tax advice and tax planning. This includes tax return preparation for certain executives and tax services relating to certain non-U.S. subsidiary companies.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte Entities which are further detailed in Appendix II.

PROPOSAL TO ELECT THREE (3) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2009

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

At the Annual General Meeting, three (3) directors have been nominated to hold office for three-year terms until the annual general meeting in the year 2009 or until their successors respective have been duly elected. The Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, for the election of the three nominees named below whose election has been proposed and recommended by the Board. The resignation of Mr. Stanca in January 2005 creates a vacancy on the Board which, for the time being, will not be filled.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy. The presence, in person or by proxy, of a majority of the shareholders holding outstanding Common Shares is required for a quorum for the election of directors at the Annual General Meeting but if a quorum should not be present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast.

Nominees

The respective ages, business experience and directorships in other companies of the three nominees for election are set forth below. All of the nominees are currently directors of the Company. Messrs. Baylis and Holsboer were last elected at the 2003 annual general meeting. As permitted by the Bye-Laws, Mr. Twomey was appointed as director by the Board in May 2003. If elected, all of the nominees will serve a three-year term and will be eligible for re-election in 2009.

Name	Age
Robert M. Baylis	67
Jan H. Holsboer	59
Kevin M. Twomey	59

Robert M. Baylis has served as a director since May 2000 and is the Chairman of the Company’s Finance & Risk Management Committee and a member of the Company’s Nominating & Governance Committee. Mr. Baylis was Vice Chairman of CS First Boston, a position he held until 1996, and prior to his retirement was Chairman and Chief Executive Officer of CS First Boston Pacific Inc. Mr. Baylis is a director of New York Life Insurance Company, Host Marriott Corporation, Covance, Inc. and Chairman of the Board for Gildan Activewear, Inc. He is an overseer of the University of Pennsylvania Museum and a Trustee of the Rubin Museum of Art. Mr. Baylis is a member of the Advisory Council of the Economics Department of Princeton University and is a Chartered Financial Analyst.

Jan H. Holsboer has served as a director since May 2000 and is a member of the Company’s Audit Committee and the Nominating & Governance Committee. Mr. Holsboer was a member of the Executive Board of ING/Nationale-Nederlanden and was primarily responsible for its International Operations from 1990 to 1999. From 1997 to 1999 Mr. Holsboer was Chairman of the Executive Committee Financial Services International of ING Group with oversight of all its insurance, retail bank and asset management products outside the Benelux, including all of ING’s reinsurance activities. During this period Mr. Holsboer was also a member of the Executive Board of ING Bank. Mr. Holsboer was a Board member of the International Insurance Society from 1994 to 1999 and has been a member of the Geneva Association since 1986. Mr. Holsboer served as President of the Association from 1993 to 1999, as Honorary President from 2000 and was Co-Chairman of the Geneva

Association Task Force on International Accounting Standards from 2003 to 2005. Mr. Holsboer is an Executive Board Member of Univar N.V. and a supervisory director of Atradius N.V., TD Waterhouse Bank N.V. and Yura International/Vittoria Capital Holding BV. Mr. Holsboer also serves as Chairman of the Board for both Stichting Vie d’Or and Vereniging Pro Senectute. Mr. Holsboer is Vice Chairman of the Amsterdam Institute of Finance

Kevin M. Twomey has served as a director since May 2003 and is Chairman of the Company’s Audit Committee and is a member of both the Company’s Human Resources Committee and Compensation Committee. Mr. Twomey has been the President of The St. Joe Company since January 1999 and was the Chief Financial Officer until March 2005. In February 2000 Mr. Twomey was appointed Chief Operating Officer for The St. Joe Company. In December 2004 Mr. Twomey became a Director of Intergraph Corporation. Prior to joining The St. Joe Company, Mr. Twomey was Vice Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahmanson in 1993, Mr. Twomey was Chief Financial Officer at First Gibraltar Bank, a company owned by MacAndrews and Forbes Holdings of New York. Mr. Twomey also held management positions with Mcorp and Bank of America.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE

DIRECTORS NAMED ABOVE.

PROPOSAL TO RE-APPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE ENSUING PERIOD ENDING WITH THE 2007 ANNUAL GENERAL MEETING AND TO REFER THE DETERMINATION OF AUDITORS’ REMUNERATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board of Directors proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche to serve as the independent registered public accounting firm of the Company until the 2007 annual general meeting. Deloitte & Touche has served as the Company’s independent auditors from the Company’s inception in August 1993 to the present. A representative of Deloitte & Touche will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE 2007 ANNUAL GENERAL MEETING AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION.

APPENDIX I

PartnerRe Ltd.

AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE MISSION STATEMENT

The Audit Committee has been established to oversee the financial reporting process and the internal control structure on behalf of the Board of Directors. The Audit Committee will:

•	assist board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including preparation of a report that the SEC requires to be included in the Company’s annual proxy statement (iii) the outside auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors;

•	meet regularly with management and internal and outside auditors and report on their activities to the full Board.

AUDIT COMMITTEE COMPOSITION

(a) The Audit Committee will comprise at least three members of the Board of Directors. Director’s fees are the only compensation an audit committee member may receive from the Company.

(b) The Board of Directors, on the recommendation of the Nominating and Governance Committee, will appoint the members of the Audit Committee and will appoint one of them to be the Chairperson and one of them to be Vice Chairperson of the Audit Committee.

(c) Each member of the Audit Committee shall meet the independence and experience requirements of Section 10A of the Securities Exchange Act of 1934 and the New York Stock Exchange.

(d) If any Audit Committee member serves on the audit committees of more than two public companies in addition to the Audit Committee, the Board of Directors must determine that such simultaneous service will not impair such member’s ability to serve effectively on the Audit Committee.

AUDIT COMMITTEE RESPONSIBILITIES

The Audit Committee shall have the following duties and responsibilities:

A. General responsibilities.

(i) Annually review and assess the adequacy of this charter.

(ii) Annually review the performance of the Audit Committee and recommend any proposed changes to the Board of Directors.

(iii) Prepare the report required by SEC rules to be included in the Company’s annual proxy statement.

(iv) Perform any specific oversight functions as requested by the Board of Directors.

(v) Make regular reports to the Board of Directors.

B. Audit related responsibilities.

(i) Advise the Board of Directors regarding the appointment of the outside auditor, who shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, termination and compensation of, and oversight of the work of, the outside auditor (subject to shareholder ratification where applicable).

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(ii) At least annually review and report to the Board regarding the independence and performance of the outside auditors, including the experience and qualifications of the senior members of the audit team and the quality control procedures of the auditor, and approval of the fees and terms for audit services. The Audit Committee has sole authority to approve all audit fees and terms.

(iii) At least annually review the outside auditors’ status as independent and all relationships or arrangements between the outside auditor and the Company, including:

a) receipt and discussion of the written disclosures and the letter from the outside auditors required by Independence Standards Board No. 1;

b) review of any proposals for the Company to hire personnel at and above the level of Officer in the Company from the outside auditor who were engaged on the Company’s account within the last 3 year period and establishment of hiring policies for any other employees or former employees of the outside auditors;

c) review and evaluation of the lead partner or any other partner of the outside auditors responsible for reviewing the audit and consideration of whether such partners or the outside audit firm itself should be replaced to comply with applicable law or otherwise to assure continuing auditor independence; and

d) receipt and review of any report from the outside auditors regarding (1) the auditors’ internal quality control procedures, (2) any material issues raised by the most recent internal quality control review or peer review of the auditors or by any inquiry or investigation by governmental or professional authorities in the last five years regarding any independent audits conducted by the auditors, and any steps taken to deal with such issues and (3) all relationships between the outside auditor and the Company.

(iv) Approve in advance the retention of the outside auditor for any non-audit services and the fees and terms for such services, except to the extent that Section 10A of the Securities Exchange Act of 1934 permits such approval to be other than in advance. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13 (a) of the Exchange Act. The Audit Committee may delegate the authority to grant such approvals to one or more designated members of the Audit Committee, provided that the decisions of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has sole authority on these issues.

(v) Meet with the outside auditors prior to the audit to review the planning, scope and staffing of the audit.

(vi) Review the adequacy of the Company’s system of internal control, including the responsibilities, budget and staffing of the internal audit function, with management, internal auditors and the outside auditors.

(vii) Review the appointment and replacement of the senior internal auditing executive.

(viii) Review the scope of the internal auditor’s work and level of comfort with internal controls.

(ix) Review the annual audited financial statements; these reviews should include:

a) review of the report on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

b) a review of management letters (and management’s responses) and any other significant suggestions for improvements provided by the outside auditors, including any audit problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any disagreements with management;

c) a review of any accounting adjustments that were noted or proposed by the outside auditor but which were “passed” (as immaterial or otherwise);

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d) a review of any analysis prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

e) meetings with each of management, internal auditors and outside auditors in separate executive sessions; and

f) at least as frequently as the review of the annual audit, a discussion of the matters required to be discussed by Statement on Auditing Standards No. 61.

(x) Review the quarterly financial statements (including the results of the independent auditors’ review of the quarterly financial statements); these reviews should include:

a) a review of the report on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

b) meetings with each of management, internal auditors and outside auditors in separate executive sessions.

(xi) Review significant accounting policies and decisions, including:

a) the Company’s critical accounting policies as set forth in applicable SEC filings;

b) any changes in relevant accounting rules proposed or effected by accounting or regulatory authorities;

c) significant proposed changes to the Company’s auditing and accounting practices as suggested by management, internal auditors and outside auditors; and

d) major issues regarding accounting principles and financial statement presentations, including all significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls.

(xii) Review and discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, with particular attention to any use of “pro forma” or “adjusted” non-GAAP information.

(xiii) Review any material financial or non-financial arrangements of the Company which do not appear on the Company’s financial statements.

(xiv) Review any transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company’s financial statements.

(xv) Review a report on the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls.

C. Control and compliance responsibilities.

(i) Review management’s monitoring of compliance on regulatory and legal matters, including:

a) review of findings of any examinations by regulatory agencies, such as the SEC or insurance regulatory authorities, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

b) review with management and the Company’s counsel any legal matters and policies that could have a significant impact on the Company’s financial condition or results of operations; and

c) discuss policies with respect to risk assessment and risk management, and review controls relating to management of risk exposures and management steps to monitor, control and report on risk.

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d) receive reports emanating from Code of Conduct issues and ensure appropriate action is taken.

(ii) Cause an internal review of senior management and Board expenses, perquisites and conflicts of interest, if any, on an annual basis for approval by the Board.

(iii) Establish procedures for (A) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE PROCEDURES

(a) Meetings. The Audit Committee shall meet at least four times per year, or more often as deemed necessary or appropriate in its judgment. The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

(b) Resources. The Audit Committee shall have the authority to retain such outside counsel, experts and other advisers as it determines appropriate to assist in the full performance of its functions. The internal auditor and the CFO shall be responsible for providing the Audit Committee with whatever resources it requires from within the Company. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the outside auditor and any advisers employed by the Audit Committee.

(c) Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities as it sees fit.

*        *        *        *        *

While the Audit Committee has the responsibility and power set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors or to assure compliance with laws and regulations and the Company’s policies generally.

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APPENDIX II

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte Entities. Specifically, the policies and procedures prohibit Deloitte Entities from performing any services for the Company or its subsidiaries without the prior approval of the Audit Committee, except that the Audit Committee pre-approved the use of Deloitte & Touche for the following categories of audit-related services:

•	Annual audit of the Company’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, report reviews (Form 10-K, annual report, etc.), attendance at Audit Committee meetings, preparation of management letter, use of specialists in connection with the foregoing and other services integral to audits of and expressing opinions on the Company’s financial statements;

•	Assistance related to implementation of new accounting standards;

•	Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of the Company’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Compliance letters, agreed upon procedures, reviews and similar reports related to audited financial statements;

•	Audits of financial statements and transactions included in consolidated financial statements that are used by lenders, filed with government and regulatory bodies and similar reports, including affiliate transaction audits;

•	Services that result from the role of Deloitte Entities as independent auditor such as reviews of SEC filings, consents, letters to underwriters and other services related to financings that include audited financial statements;

•	Assistance in reviews and tests of internal control and other systems;

•	Employee benefit plan audits where fees are paid by the Company;

•	SAS 70 attestation reports;

•	Electronic accounting research services;

•	Foreign statutory audits and other regulatory reports;

•	Assistance with tax accrual related issues;

•	Assistance with tax accounting for specific transactions; and

•	Merger and acquisition due diligence services.

Management is required to provide a quarterly update of useage for each quarterly Audit Committee meeting to show the Audit Committee the use of Deloitte Entities services.

Other Permitted Services

Specific approval is required from the Audit Committee prior to the appointment of Deloitte Entities to provide the following services;

•	Non-financial information systems/consulting;

•	Integration consulting services;

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•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services – non-audit related;

•	Employee Benefit consulting;

•	Training; and

•	Tax Services – returns, tax planning and consultation.

Prohibited Services

The following services are services which Deloitte Entities is prohibited from providing;

•	Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements;

•	Appraisal or Valuation Services or Fairness Opinions;

•	Management Functions or Human Resources;

•	Broker-Dealer, Investment Advisor, or Investment Banking Services;

•	Legal Services and Expert Services Unrelated to the Audit;

•	Internal Audit Outsourcing; and

•	Financial Information Systems Design and Implementation.

Audit Committee Review Of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the service, or grouping of related services, including fees, provided by Deloitte Entities; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Audit Committee has approved that the Chairman of the Audit Committee can pre-approve services on behalf of the Audit Committee between meetings should the need arise. In the event this occurs, then the approved services and fees would be included in the quarterly summary for the Audit Committee.

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PartnerRe Ltd.

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C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of PartnerRe Ltd. recommends that shareholders vote “For” the nominees and proposals listed below.

A    Election of Directors

To elect three (3) directors to hold office until the annual general meeting of shareholders in the year 2009 or until their respective successors have been duly elected.

      1. Nominees.

	For	Withhold		For	Withhold		For	Withhold

01 - Robert M. Baylis	☐	☐	02 - Jan H. Holsboer	☐	☐	03 -Kevin M. Twomey	☐	☐

B    Proposals

		For	Against	Abstain

2.	To re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2007 annual general meeting and to refer the determination of auditors’ remuneration to the Board of Directors.	☐	☐	☐

3.	To consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment or adjournments thereof.	☐	☐	☐

C    Other Issues

Mark this box with an X if you plan to attend the Annual General Meeting.	☐

Mark this box with an X if you have made comments below.	☐

D     Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on your share certificate. When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd.

in connection with its Annual General Meeting of Shareholders to be held on May 12, 2006

The undersigned shareholder of PartnerRe Ltd. (the “Company”) hereby appoints John A. Rollwagen and Patrick A. Thiele, each the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all the Company’s Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held May 12, 2006 (the “Annual General Meeting”) and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of nominees and the approval of the proposals described on the reverse side.

PLEASE COMPLETE, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 12, 2006.

THANK YOU FOR VOTING